Graphic Packaging Holding Company Reports Fourth Quarter and Full Year 2023 Results

2023 Highlights
•Net Sales were $9,428 million, flat versus the prior year.
•Net Income was $723 million, an increase of 39% versus the prior year.
•Adjusted EBITDA was $1,876 million, an increase of 17% versus the prior year.
•Earnings per Diluted Share were $2.34, an increase of 38% versus the prior year.
•Adjusted Earnings per Diluted Share were $2.91, an increase of 25% versus the prior year.
•Year-end net leverage was 2.8x versus 3.2x at prior year end.

ATLANTA, February 20, 2024 – Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading consumer packaging company, today reported results for the fourth quarter and full year 2023.

Net Income for fourth quarter 2023 was $196 million, or $0.64 per share, based upon 308.5 million weighted average diluted shares. This compares to fourth quarter 2022 Net Income of $156 million, or $0.50 per share, based upon 309.4 million weighted average diluted shares.

The fourth quarters of 2023 and 2022 were impacted by a net $16 million and a net $10 million of special charges, respectively. When adjusting for special charges and amortization of purchased intangibles, Adjusted Net Income for the fourth quarter of 2023 was $230 million, or $0.75 per diluted share. This compares to fourth quarter 2022 Adjusted Net Income of $181 million, or $0.59 per diluted share.

For the full year 2023, Net Income was $723 million, or $2.34 per share, based upon 309.1 million weighted average diluted shares. This compares to 2022 Net Income of $522 million, or $1.69 per share, based upon 309.5 million weighted average diluted shares.

Full year 2023 and 2022 were impacted by a net $109 million and a net $134 million of special charges, respectively, which are detailed in the attached Reconciliation of Non-GAAP Financial Measures table. When adjusting for special charges and amortization of purchased intangibles, Adjusted Net Income for the full year 2023 was $899 million, or $2.91 per diluted share. This compares to the full year 2022 Adjusted Net Income of $722 million, or $2.33 per diluted share.

Michael Doss, the Company’s President and CEO said, “While 2023 was a year of transition for consumer packaging, it was one of outstanding execution for Graphic Packaging. We significantly expanded profitability, achieved strong earnings growth and delivered innovative sustainable packaging solutions that consumers prefer. Our disciplined approach and commitment to delivering results for customers was on full display during a year of well-chronicled inventory normalization for both retailers and consumer packaged goods companies. While we did experience 4% negative organic sales growth for the year, our innovation sales exceeded $200 million, and our overall performance was excellent. We are well positioned to return to positive organic sales growth in 2024, which has started to materialize in improved volumes quarter to date."

“Our innovation pipeline has never been stronger, and we expect to partner with both existing and new customers to bring more sustainable packaging solutions to the market in 2024 and beyond. We look forward to sharing details of our growth outlook and transformation to the global leader in sustainable consumer packaging at our investor meeting tomorrow, February 21st.”

Operating Results

Net Sales

Net Sales decreased 6% to $2,249 million in the fourth quarter of 2023, compared to $2,386 million in the prior year period. The $137 million decrease was driven by $198 million of unfavorable volume/mix. This was partially offset by $40 million of positive pricing and $21 million of favorable foreign exchange impact.

Net Sales decreased slightly to $9,428 million for the full year 2023, compared to $9,440 million in the prior year. The $12 million decrease was driven by $580 million of unfavorable volume/mix, partially offset by $556 million of positive pricing and $12 million of favorable foreign exchange impact.

EBITDA

EBITDA for the fourth quarter of 2023 was $444 million, $36 million higher than the fourth quarter of 2022. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA was $457 million in the fourth quarter of 2023 versus $413 million in the fourth quarter of 2022. When comparing against the prior year quarter, Adjusted EBITDA in the fourth quarter of 2023 was positively impacted by $40 million in pricing, $11 million in commodity input cost deflation, $90 million in favorable net performance, and $5 million of favorable foreign exchange impact. This was partially offset by $64 million in unfavorable volume/mix and $38 million in labor, benefits and other inflation.

EBITDA for the full year 2023 was $1,795 million, $326 million higher than the full year 2022. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA was $1,876 million for the full year 2023 versus $1,600 million in the full year 2022. When comparing against the prior year, Adjusted EBITDA for 2023 was positively impacted by $556 million in pricing, and $75 million in favorable net performance. This was partially offset by $171 million in unfavorable volume/mix, $169 million in labor, benefits and other inflation, $6 million in commodity input inflation, and $9 million of foreign exchange impact.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) decreased $212 million during the fourth quarter of 2023 to $5,396 million compared to the third quarter of 2023. Total Net Debt (Total Debt less Cash and Cash Equivalents) decreased $228 million during the fourth quarter of 2023 to $5,234 million compared to the third quarter of 2023. The Company returned $48 million to stockholders, including $31 million in dividend payments and $17 million via share repurchases, in the fourth quarter of 2023. The Company's fourth quarter 2023 Net Leverage Ratio was 2.8x Adjusted EBITDA compared to 3.0x at the end of the third quarter 2023.

At December 31, 2023, the Company had available liquidity of approximately $1,433 million, including the undrawn availability under its global revolving credit facilities.

Net Interest Expense was $59 million in the fourth quarter of 2023, higher when compared to $54 million reported in the fourth quarter of 2022 due to higher interest rates. For full year 2023, net interest expense was $239 million compared to $197 million in 2022.

Capital expenditures for the fourth quarter of 2023 were $212 million, higher when compared to $104 million in the fourth quarter of 2022 due to the Waco, Texas recycled paperboard manufacturing facility project. For full year 2023, capital expenditures were $804 million compared to $549 million in 2022.

Fourth quarter 2023 Income Tax Expense was $35 million, lower than $60 million in the fourth quarter of 2022. Full year 2023 Income Tax Expense was $210 million compared to a full year 2022 Income Tax Expense of $194 million.

Full Year 2024 Guidance

The Company’s fiscal 2024 guidance, excluding the potential impact of announced Augusta paperboard manufacturing facility sale, is as follows:
•Adjusted EBITDA is expected to be $1.750 billion to $1.950 billion.
•Adjusted Earnings per Diluted Share is expected to be $2.50 to $3.00.

Non-GAAP Reconciliation

Please note that a tabular reconciliation of Net Organic Sales Growth, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS (Excluding Amortization of Purchased Intangibles), Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow and Total Net Debt is attached to this release.

Earnings and Investor Meeting Webcast

The Company will host a video webcast tomorrow beginning at 9:00 a.m. ET (February 21, 2024) to discuss the results of fourth quarter and full year 2023 as part of its Investor Day 2024. The webcast can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com.

Forward Looking Statements

Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally and the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company’s future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, designs and produces consumer packaging that makes a world of difference. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world's most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2023	2022	2023	2022
Net Sales	$2,249	$2,386	$9,428	$9,440
Cost of Sales	1,748	1,895	7,311	7,610
Selling, General and Administrative	183	205	805	774
Other Expense, Net	16	13	64	19
Business Combinations, Exit Activities and Other Special Charges, Net	12	5	74	131
Income from Operations	290	268	1,174	906
Nonoperating Pension and Postretirement Benefit (Expense) Income	(1)	2	(3)	7
Interest Expense, Net	(59)	(54)	(239)	(197)
Income before Income Taxes and Equity Income of Unconsolidated Entity	230	216	932	716
Income Tax Expense	(35)	(60)	(210)	(194)
Income before Equity Income of Unconsolidated Entity	195	156	722	522
Equity Income of Unconsolidated Entity	1	—	1	—
Net Income	$196	$156	$723	$522

Net Income Per Share — Basic	$0.64	$0.51	$2.35	$1.69
Net Income Per Share — Diluted	$0.64	$0.50	$2.34	$1.69

Weighted Average Number of Shares Outstanding - Basic	307.6	308.5	308.2	308.8
Weighted Average Number of Shares Outstanding - Diluted	308.5	309.4	309.1	309.5

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and Cash Equivalents	$162	$150
Receivables, Net	835	879
Inventories, Net	1,754	1,606
Other Current Assets	94	71
Total Current Assets	2,845	2,706
Property, Plant and Equipment, Net	4,992	4,579
Goodwill	2,103	1,979
Intangible Assets, Net	820	717
Other Assets	415	347
Total Assets	$11,175	$10,328

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$764	$53
Accounts Payable	1,094	1,123
Other Accrued Liabilities	731	757
Total Current Liabilities	2,589	1,933
Long-Term Debt	4,609	5,200
Deferred Income Tax Liabilities	731	668
Other Noncurrent Liabilities	464	377

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 306,058,815 and 307,116,089 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	3	3
Capital in Excess of Par Value	2,062	2,054
Retained Earnings	1,029	469
Accumulated Other Comprehensive Loss	(313)	(377)
Total Graphic Packaging Holding Company Shareholders’ Equity	2,781	2,149
Noncontrolling Interest	1	1
Total Equity	2,782	2,150
Total Liabilities and Shareholders' Equity	$11,175	$10,328

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
In millions	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$723	$522
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	619	553
Amortization of Deferred Debt Issuance Costs	6	9
Deferred Income Taxes	22	131
Amount of Postretirement Expense Less Than Funding	(5)	(18)
Asset Impairment Charges	29	96
Other, Net	58	15
Changes in Operating Assets and Liabilities, Net of Acquisitions	(308)	(218)
Net Cash Provided by Operating Activities	1,144	1,090

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(781)	(522)
Packaging Machinery Spending	(23)	(27)
Acquisition of Businesses, Net of Cash Acquired	(361)	—
Beneficial Interest on Sold Receivables	184	125
Beneficial Interest Obtained in Exchange for Proceeds	(45)	(6)
Other, Net	1	(5)
Net Cash Used in Investing Activities	(1,025)	(435)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(54)	(28)
Payments on Debt	(26)	(14)
Retirement of Long-Term Debt	—	(250)
Borrowings under Revolving Credit Facilities	4,449	3,929
Payments on Revolving Credit Facilities	(4,314)	(4,195)
Repurchase of Common Stock related to Share-Based Payments	(22)	(18)
Dividends Paid	(123)	(92)
Other, Net	(16)	2
Net Cash Used in Financing Activities	(106)	(666)
Increase (Decrease) in cash and cash equivalents, including cash classified within assets held for sale	13	(11)
Less Cash reclassified to Assets Held for Sale	—	5
Effect of Exchange Rate Changes on Cash	(1)	(6)
Net Increase (Decrease) in Cash and Cash Equivalents	12	(22)
Cash and Cash Equivalents at Beginning of Year	150	172
Cash and Cash Equivalents at End of Year	$162	$150

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, Total Net Debt and Net Organic Sales Growth. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns, and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Net Organic Sales Growth are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Net Organic Sales Growth may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2023	2022	2023	2022
Net Income	$196	$156	$723	$522
Add (Subtract):
Income Tax Expense	35	60	210	194
Equity Income of Unconsolidated Entity	(1)	—	(1)	—
Interest Expense, Net	59	54	239	197
Depreciation and Amortization	155	138	624	556
EBITDA	444	408	1,795	1,469
Charges Associated with Business Combinations, Exit Activities and Other Special Charges, Net (a)	13	5	81	131
Adjusted EBITDA	$457	$413	$1,876	$1,600

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	20.3%	17.3%	19.9%	16.9%

Net Income	$196	$156	$723	$522
Charges Associated with Business Combinations, Exit Activities and Other Special Charges, Net (a)	13	5	81	131
Accelerated Depreciation Related to Exit Activities	3	—	56	7
Tax Impact of Business Combinations, Exit Activities and Other Special Charges, Net, Accelerated Depreciation and Other Tax Items	—	5	(28)	(4)
Amortization Related to Purchased Intangible Assets, Net of Tax	18	15	67	66
Adjusted Net Income (b)	$230	$181	$899	$722

Adjusted Earnings Per Share - Basic (b)	$0.75	$0.59	$2.92	$2.34
Adjusted Earnings Per Share - Diluted (b)	$0.75	$0.59	$2.91	$2.33

(a) For the three and twelve months ended December 31, 2023, $1 million and $7 million, respectively, is recorded in costs of sales for inventory write-offs primarily related to the CRB machine decommission.
(b) Excludes amortization related to purchased intangibles.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	December 31,	December 31,	December 31,
In millions	2023	2022	2021
Net Income	$723	$522	$204
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	—	—	12
Income Tax Expense	210	194	74
Equity Income of Unconsolidated Entity	(1)	—	(1)
Interest Expense, Net	239	197	123
Depreciation and Amortization	624	556	494
EBITDA	1,795	1,469	906
Charges Associated with Business Combinations, Exit Activities and Other Special Charges, Net	81	131	150
Adjusted EBITDA	1,876	1,600	1,056

	December 31,	December 31,	December 31,
Calculation of Net Debt:	2023	2022	2021
Short-Term Debt and Current Portion of Long-Term Debt	$764	$53	$279
Long-Term Debt(a)	4,632	5,230	5,552
Less:
Cash and Cash Equivalents	(162)	(150)	(172)
Total Net Debt	$5,234	$5,133	$5,659

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	2.79	3.21	5.36
(a) Excludes unamortized deferred debt issue costs.

	Twelve Months Ended
	December 31,
In millions	2023	2022
Net Cash Provided by Operating Activities	$1,144	$1,090
Net Cash Receipts from Receivables Sold included in Investing Activities	139	119
Cash Payments Associated with Business Combinations, Exit Activities and Other Special Charges, Net	14	40
Adjusted Net Cash Provided by Operating Activities	$1,297	$1,249
Capital Spending	(804)	(549)
Adjusted Cash Flow	$493	$700

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

Calculation of Net Organic Sales Growth:	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions	2023	2022	2023	2022
Net Sales	$2,249	$2,386	$9,428	$9,440
Open Market Paperboard Sales (Paperboard Mills Segment)	(218)	(357)	(1,022)	(1,290)
Impact of Purchased Sales from Acquisitions (a)	(44)	—	(53)	—
Impact of Divestitures	—	(10)	—	(10)
Impact of Pricing (b)	(60)	—	(514)	—
Impact of Foreign Exchange (c)	(21)	—	(13)	—
Net Organic Sales	$1,906	$2,019	$7,826	$8,140
Net Organic Sales Growth	(5.6)%		(3.9)%

(a) Purchased Sales from Acquisitions represents the prior year sales from acquired companies adjusted for current year currency impact.
(b) Represents pricing from converting sales, including price recovery from acquisitions.
(c ) Impact of Foreign Exchange is measured as the increase or decrease in sales for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.